UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 19, 2017
___________________

HOLLY ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or Incorporation)	001-32225 (Commission File Number)	20-0833098 (I.R.S. Employer Identification Number)
2828 N. Harwood, Suite 1300 Dallas, Texas 75201 (Address of Principal Executive Offices)
(214) 871-3555 (Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
[ ] Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 7.01.	Regulation FD Disclosure

On September 19, 2017, Holly Energy Partners, L.P. (the “Partnership”) issued a press release announcing that it and its wholly owned subsidiary, Holly Energy Finance Corp., intend to commence an offering, subject to market and other conditions, of $100 million in aggregate principal amount of senior notes due 2024 (the “Notes”). The Notes are an additional issue of the Partnership’s outstanding 6% Senior Notes due 2024, issued in an aggregate principal amount of $400 million on July 19, 2016 (the “Existing Notes”). The Notes will be issued under the same indenture as the Existing Notes and are part of the same series. A copy of that press release is attached hereto as Exhibit 99.1 and incorporated herein by reference in its entirety.

The information contained in, or incorporated into, this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description
99.1*	Press Release announcing the Proposed Offering of Senior Notes, dated September 19, 2017
*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.

By:    HEP Logistics Holdings, L.P.,
its General Partner

By:    Holly Logistic Services, L.L.C.,
its General Partner

By:    /s/ Richard L. Voliva III
Richard L. Voliva III
Executive Vice President and Chief Financial Officer

Date: September 19, 2017

EXHIBIT INDEX

Exhibit	Description
99.1 *	Press Release announcing the Proposed Offering of Senior Notes, dated September 19, 2017
*	Furnished herewith.